Exhibit 99.1

Contact:	Norman C. Chambers
Chairman, President and Chief Executive Officer
(281) 897-7788

NCI BUILDING SYSTEMS REPORTS FOURTH QUARTER FISCAL 2008 RESULTS

— Operating Income Up 6.7% to $51.0 million, or 10% of Sales —

— Earnings per Diluted Share of $1.26 —

— Recently-Implemented Cost Reductions to Produce

Annualized Savings of Approximately $34 Million —

HOUSTON (December 10, 2008) – NCI Building Systems Inc., (NYSE: NCS) today announced financial results for the fourth quarter and fiscal year ended November 2, 2008.

Sales for the fourth quarter increased 9.8% to $508.9 million, from the $463.6 million reported for last year’s fourth quarter. Operating income was up 6.7% to $51.0 million from the $47.8 million in the comparable year-ago period. Operating margin stood at 10%, slightly below the 10.3% reported for the 2007 fourth quarter. Net income was $24.6 million, or $1.26 per diluted share, and included a $2.7 million charge for cost of goods sold related to an inventory write-down and a $2.1 million charge for foreign currency exchange losses due to unusual fourth quarter fluctuations in the value of the Canadian dollar and Mexican peso relative to the U.S. dollar. For last year’s fourth quarter, the Company reported net income of $25.4 million, or $1.27 per diluted share. The fourth quarter of 2008 includes one additional week when compared to the fourth quarter of 2007.

Commenting on fourth quarter results, Norman C. Chambers, Chairman, President and Chief Executive Officer of NCI, noted, “Fourth quarter 2008 earnings came in above our guidance range, reflecting an almost 120 basis point year-over-year reduction in selling, general and administrative expenses as a percentage of sales and the better-than-expected operating performance of our Coil Coatings and Components groups. Higher transaction prices resulted in a 9.8% sales increase in the 2008 fourth quarter, despite a 14.2% decrease in volume of tons shipped,” Mr. Chambers said.

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10943 N. Sam Houston Parkway W. — Houston, Texas 77064

P.O. Box 692055 — Houston, Texas 77269-2055 — Telephone: (281) 897-7788 — Fax: (281) 477-9675

NCI Building Systems Reports Fourth-Quarter Results

December 10, 2008

“Within a period of very difficult market conditions for the nonresidential construction industry and record high steel prices, NCI’s solid financial performance speaks to the size and scope of our operations, the benefits of our integrated business model, our ability to effectively serve a broad range of markets, and our focus on cost reductions,” Mr. Chambers noted.

Fourth Quarter Segment Performance

The Coatings group’s external sales declined 2.9% on a year-over-year basis, but operating profit increased 31.3%, as a result of the mix shift from tolling to package sales, the Company’s disciplined approach to steel pricing and supply, and the benefits of higher intercompany sales related to the RCC acquisitions.

The Components group posted a 32.3% increase in operating profit on 5.1% external sales growth. This substantial operating leverage resulted from both continued commercial discipline and the successful implementation of operating efficiencies.

The Buildings group’s external sales increased 13.5%, reflecting the effect of higher steel prices, but operating profit decreased 12.5%, resulting from margin compression caused by rapidly rising raw material costs. Backlog for the Buildings group was $330 million at the end of the fourth quarter, reflecting the high production rates of the 2008 fourth quarter and the impact of recently-reduced steel prices, which are causing customers to postpone near term purchasing decisions.

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10943 N. Sam Houston Parkway W. — Houston, Texas 77064

P.O. Box 692055 — Houston, Texas 77269-2055 — Telephone: (281) 897-7788 — Fax: (281) 477-9675

NCI Building Systems Reports Fourth-Quarter Results

December 10, 2008

Full Year Fiscal 2008 Results

For the year, sales increased 8.6% to $1.76 billion from the $1.63 billion reported for 2007. Operating income was $154.7 million, or 8.8% of sales up from $131.7 million, or 8.1% of sales in 2007. Net income was $78.9 million, an increase of 24% over the $63.7 million earned in 2007. Full year 2008 earnings per diluted share were $4.05, up 32% from the $3.06 reported last year.

Mr. Chambers noted, “We completed a difficult year with record earnings results, gaining share by growing our customer base across multiple end markets, while implementing continuous improvements in our production processes and reducing companywide costs.”

Outlook

“Uncertain economic conditions combined with recent steel price declines and production curtailments have caused a significant reduction in visibility. As a result, we have taken important measures to ensure NCI’s continued leadership and reasonable profitability levels,” Mr. Chambers said.

A combination of cost reduction initiatives taken from late October through mid-November, which included an approximate 20% reduction in NCI’s workforce as well as four plant closings, are expected to result in annualized cost savings of approximately $34 million. The Company will incur charges of approximately $3.0 million in the first quarter of fiscal 2009 related to severance and plant closing costs.

“The seasonality that historically affects our first quarter results will be exacerbated in fiscal 2009 by the continued impact of the economic downturn on our markets and order push-outs in anticipation of steel price reductions. Based upon current projections of an approximate 40% sequential decline in volume of tonnage shipped, we expect to report a modest loss for the first

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10943 N. Sam Houston Parkway W. — Houston, Texas 77064

P.O. Box 692055 — Houston, Texas 77269-2055 — Telephone: (281) 897-7788 — Fax: (281) 477-9675

NCI Building Systems Reports Fourth-Quarter Results

December 10, 2008

quarter of fiscal 2009, exclusive of special charges. EBITDA and cash flow from operations, however, is expected to be positive, benefiting from the shift in seasonality that occurred in fiscal 2008 as well as lower steel prices.

“NCI’s market leadership, effective business model and built-in flexibility position us to weather the current economic storm and emerge in a stronger position than most,” Mr. Chambers noted. “While causing some short term dislocation, lower steel prices increase the cost effectiveness of our products compared to the traditional building materials against which we compete. Importantly, we continue to effectively execute on our strategic plan, which includes further implementation of technological advances, increasing manufacturing efficiencies and extending our hub-and-spoke delivery system.”

NCI will provide an online, real-time webcast and rebroadcast of its conference call tomorrow to discuss this announcement. The live broadcast of this conference call will be available online at www.ncilp.com beginning at 10:30 a.m. (Eastern Time) on Thursday, December 11, 2008. The online replay will be available at approximately 12:30 p.m. (Eastern Time) and continue for one week.

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10943 N. Sam Houston Parkway W. — Houston, Texas 77064

P.O. Box 692055 — Houston, Texas 77269-2055 — Telephone: (281) 897-7788 — Fax: (281) 477-9675

NCI Building Systems Reports Fourth-Quarter Results

December 10, 2008

This release contains forward-looking statements concerning NCI’s business and operations and industry conditions, including among others industry trends, steel pricing, growth expectations and margin expansion. These statements and other statements identified by words such as “guidance,” “potential,” “expect,” “should” and similar expressions are forward looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks and uncertainties that may cause NCI’s actual performance to differ materially from that projected in such statements. Among the factors that could cause actual results to differ materially are the possibility that the anticipated benefits from the RCC acquisition cannot be fully realized; the possibility that costs or difficulties related to the integration of the RCC operations into the Company’s operations will be greater than expected; industry cyclicality and seasonality; fluctuations in demand and prices for steel; the financial condition of NCI’s raw material suppliers; competitive activity and pricing pressure; ability to execute NCI’s acquisition strategy; and general economic conditions affecting the construction industry. Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended October 28, 2007, identifies other important factors, though not necessarily all such factors, that could cause future outcomes to differ materially from those set forth in the forward-looking statements. NCI expressly disclaims any obligation to release publicly any updates or revisions to these forward-looking statements to reflect any changes in its expectations.

NCI Building Systems, Inc. is one of North America’s largest integrated manufacturers of metal products for the nonresidential building industry. NCI is comprised of a family of companies operating 39 manufacturing facilities across the United States and Mexico, with additional sales and distribution offices throughout the nation and Canada.

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10943 N. Sam Houston Parkway W. — Houston, Texas 77064

P.O. Box 692055 — Houston, Texas 77269-2055 — Telephone: (281) 897-7788 — Fax: (281) 477-9675

NCI Building Systems Reports Fourth-Quarter Results

December 10, 2008

NCI BUILDING SYSTEMS, INC.

STATEMENTS OF INCOME

(In thousands, except per share data)

	For the Three Months Ended		For the Year Ended
	November 2,	October 28,	November 2,	October 28,
	2008	2007	2008	2007
	(Unaudited)	(Unaudited)	(Unaudited)
Sales	$508,931	$463,574	$1,764,159	$1,625,068
Cost of sales	384,792	343,454	1,325,624	1,221,463

Gross profit	124,139	120,120	438,535	403,605
	24.4%	25.9%	24.9%	24.8%

Selling, general and administrative expenses	73,152	72,341	283,825	271,871

Income from operations	50,987	47,779	154,710	131,734

Interest income	168	492	1,085	725
Interest expense	(5,676)	(6,911)	(23,535)	(28,829)
Other income (expense), net	(2,902)	391	(1,880)	1,195

Income before income taxes	42,577	41,751	130,380	104,825
Provision for income taxes	17,963	16,313	51,499	41,096

	42.2%	39.1%	39.5%	39.2%

Net income	$24,614	$25,438	$78,881	$63,729

Net income per share:
Basic	$1.27	$1.31	$4.08	$3.25
Diluted	$1.26	$1.27	$4.05	$3.06

Average shares outstanding:
Basic	19,404	19,345	19,332	19,582
Diluted	19,594	20,077	19,486	20,793

Depreciation/amortization expense	8,535	9,514	35,588	35,535

Increase in sales	9.8%		8.6%

Increase (decrease) in diluted earnings per share	-0.8%		32.4%

Gross profit percentage	24.4%	25.9%	24.9%	24.8%

Selling, general and administrative expenses percentage	14.4%	15.6%	16.1%	16.7%

Income from operations percentage	10.0%	10.3%	8.8%	8.1%

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NCI Building Systems Reports Fourth-Quarter Results

December 10, 2008

NCI BUILDING SYSTEMS, INC.

CONDENSED BALANCE SHEETS

(In thousands)

	November 2, 2008	October 28, 2007
	(Unaudited)
ASSETS
Cash and cash equivalents	$68,201	$75,054
Accounts receivable, net	163,005	158,967
Inventories	192,011	137,725
Deferred income taxes	24,259	23,439
Prepaid expenses and other	18,374	15,727

Total current assets	465,850	410,912

Property and equipment, net	251,163	261,994

Goodwill	616,626	616,400
Other assets	47,062	53,752

Total assets	$1,380,701	$1,343,058

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current portion of long-term debt	$920	$22,312
Accounts payable	104,348	130,161
Accrued expenses	128,745	129,298

Total current liabilities	234,013	281,771

Long-term debt	473,480	474,725
Deferred income taxes	45,451	43,638
Other long-term liabilities	3,928	3,228

Shareholders’ equity	623,829	539,696

Total liabilities and shareholders’ equity	$1,380,701	$1,343,058

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NCI Building Systems Reports Fourth-Quarter Results

December 10, 2008

NCI BUILDING SYSTEMS, INC.

CONDENSED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Year Ended
	November 2, 2008	October 28, 2007
	(Unaudited)
Net cash provided by operating activities	$39,355	$137,625

Cash flows from investing activities:
Acquisitions, net of cash acquired	—	(20,086)
Capital expenditures	(24,803)	(42,041)
Other	6,113	5,764

Net cash used in investing activities	(18,690)	(56,363)

Cash flows from financing activities:
Payments on revolving line of credit	—	(90,500)
Borrowings on revolving line of credit	—	90,500
Payments on long-term debt	(22,637)	(947)
Payments on note payable	(3,892)	—
Proceeds from stock option exercises	698	3,923
Excess tax benefits from stock-based compensation arrangements	215	1,596
Payment of financing costs	(75)	(75)
Purchase of treasury stock	(2,226)	(36,122)

Net cash used in financing activities	(27,917)	(31,625)

Effect of exchange rate changes on cash and cash equivalents	399	379

Net (decrease) increase in cash	(6,853)	50,016

Cash at beginning of period	75,054	25,038

Cash at end of period	$68,201	$75,054

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NCI Building Systems Reports Fourth-Quarter Results

December 10, 2008

NCI Building Systems, Inc.

Business Segments

(Unaudited)

(In thousands)

	Three Months Ended November 2, 2008 *		Three Months Ended October 28, 2007 (As reclassified)*		$ Inc/(Dec)	% Change
		% of Total Sales		% of Total Sales
Sales:
Metal coil coating	$72,479	14	$77,205	16	$(4,726)	-6.1%
Metal components	201,878	40	189,242	41	12,636	6.7%
Engineered building systems	331,767	65	291,363	63	40,404	13.9%
Intersegment sales	(97,193)	(19)	(94,236)	(20)	(2,957)	3.1%

Total net sales	$508,931	100	$463,574	100	$45,357	9.8%

		% of Sales		% of Sales
Operating income:
Metal coil coating	$8,621	12	$6,567	9	$2,054	31.3%
Metal components	25,227	12	19,069	10	6,158	32.3%
Engineered building systems	33,607	10	38,427	13	(4,820)	-12.5%
Corporate	(16,468)	—	(16,284)	—	(184)	1.1%

Total operating income (% of sales)	$50,987	10	$47,779	10	$3,208	6.7%

	Year Ended November 2, 2008 *		Year Ended October 28, 2007 (As reclassified)*		$ Inc/(Dec)	% Change
		% of Total Sales		% of Total Sales
Sales:
Metal coil coating	$305,657	17	$272,543	16	$33,114	12.2%
Metal components	715,255	41	663,331	41	51,924	7.8%
Engineered building systems	1,110,534	63	1,021,544	63	88,990	8.7%
Intersegment sales	(367,287)	(21)	(332,350)	(20)	(34,937)	10.5%

Total net sales	$1,764,159	100	$1,625,068	100	$139,091	8.6%

		% of Sales		% of Sales
Operating income:
Metal coil coating	$29,381	10	$25,136	9	$4,245	16.9%
Metal components	82,094	11	49,609	7	32,485	65.5%
Engineered building systems	107,851	10	113,265	11	(5,414)	-4.8%
Corporate	(64,616)	—	(56,276)	—	(8,340)	14.8%

Total operating income (% of sales)	$154,710	9	$131,734	8	$22,976	17.4%

*	During the fourth quarter of fiscal 2008, we changed reporting structure and management team responsibilities to better align certain of NCI’s products to respond effectively to current market opportunities. As a result of the change, we have transferred certain segment activities within the Metal components and Engineered building systems segments in fiscal 2008. Segment information for fiscal 2007 has been reclassified to conform to the fiscal 2008 segment designations.

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NCI Building Systems Reports Fourth-Quarter Results

December 10, 2008

NCI BUILDING SYSTEMS, INC.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

COMPUTATION OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION,

AMORTIZATION AND OTHER NONCASH ITEMS (“ADJUSTED EBITDA”)

(Unaudited)

(In thousands)

	Trailing 12 Months
	November 2, 2008	October 28, 2007

Net income	$78,881	$63,729
Add:
Provision for income taxes	51,499	41,096
Interest expense	23,307	28,600
Depreciation and amortization	34,736	34,683
Non-cash FAS 123(R)	9,504	8,610

Adjusted EBITDA (1)	$197,927	$176,718

(1)	The Company discloses adjusted EBITDA, which is a non-GAAP measure, because it is a widely accepted financial indicator in the metal construction industry of a company’s profitability, ability to finance its operations, and meet its growth plans. This measure is also used by NCI internally to make acquisition and investment decisions. Adjusted EBITDA is calculated based on the terms contained in the Company’s credit agreement at the respective dates presented herein. Results of operations of businesses acquired are included in this measure for periods subsequent to the acquisition and are not included on a pro forma basis. Adjusted EBITDA should not be considered in isolation or as a substitute for net income determined in accordance with generally accepted accounting principles in the United States.

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NCI Building Systems Reports Fourth-Quarter Results

December 10, 2008

NCI BUILDING SYSTEMS, INC.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

“ADJUSTED” EARNINGS PER SHARE COMPARISON

(Unaudited)

	Fiscal Three Months Ended
	November 2, 2008		October 28, 2007

Earnings per diluted share, GAAP basis	$1.26		$1.27
Effect of convertible notes	—	(1)	0.03	(1)

“Adjusted” diluted earnings per share (A)	$1.26		$1.30

	Fiscal Year Ended
	November 2, 2008		October 28, 2007

Earnings per diluted share, GAAP basis	$4.05		$3.06
Effect of convertible notes	—	(1)	0.15	(1)

“Adjusted” diluted earnings per share (A)	$4.05		$3.21

(A)	The Company discloses a tabular comparison of “Adjusted” earnings per diluted share, which is a non-GAAP measure because it is referred to in the text of our press releases and is instrumental in comparing the results from period to period. “Adjusted” earnings per share should not be considered in isolation or as a substitute for earnings per share as reported on the face of our statement of income.
(1)	Dilutive impact for the three months ended October 28, 2007 of 489,336 shares and for the year ended October 28, 2007 of 922,123 shares of the Company’s convertible notes as if they were converted during the period.

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NCI Building Systems Reports Fourth-Quarter Results

December 10, 2008

NCI Building Systems, Inc.

Reconciliation of Segment Sales to Third Party Segment Sales (Internal Information)

(Unaudited)

(In thousands)

	4th Qtr 2008	*	4th Qtr 2007 (As reclassified)	*	Inc/(Dec)	% Change	YTD 4th Qtr 2008	*	YTD 4th Qtr 2007 (As reclassified)	*	Inc/(Dec)	% Change
Metal Coil Coating
Total Sales	72,479	12%	77,205	14%	(4,726)	-6%	305,657	14%	272,543	14%	33,114	12%
Intersegment	(50,082)		(54,140)		4,058	-7%	(208,700)		(188,960)		(19,740)	10%

Third Party Sales	22,397	4%	23,065	5%	(668)	-3%	96,957	5%	83,583	5%	13,374	16%

Operating Income	8,621	38%	6,567	28%	2,054	31%	29,381	30%	25,136	30%	4,245	17%

Metal Components
Total	201,878	33%	189,242	34%	12,636	7%	715,255	34%	663,331	34%	51,924	8%
Intersegment	(33,043)		(28,646)		(4,397)	15%	(115,245)		(101,709)		(13,536)	13%

Third Party Sales	168,835	33%	160,596	35%	8,239	5%	600,010	34%	561,622	35%	38,388	7%

Operating Income	25,227	15%	19,069	12%	6,158	32%	82,094	14%	49,609	9%	32,485	65%

Engineered Building Systems
Total	331,767	55%	291,363	52%	40,404	14%	1,110,534	52%	1,021,544	52%	88,990	9%
Intersegment	(14,068)		(11,450)		(2,618)	23%	(43,342)		(41,681)		(1,661)	4%

Third Party Sales	317,699	63%	279,913	60%	37,786	13%	1,067,192	61%	979,863	60%	87,329	9%

Operating Income	33,607	11%	38,427	14%	(4,820)	-13%	107,851	10%	113,265	12%	(5,414)	-5%

Consolidated
Total	606,124	100%	557,810	100%	48,314	9%	2,131,446	100%	1,957,418	100%	174,028	9%
Intersegment	(97,193)		(94,236)		(2,957)	3%	(367,287)		(332,350)		(34,937)	11%

Third Party Sales	508,931	100%	463,574	100%	45,357	10%	1,764,159	100%	1,625,068	100%	139,091	9%

Operating Income	50,987	10%	47,779	10%	3,208	7%	154,710	9%	131,734	8%	22,976	17%

*	During the fourth quarter of fiscal 2008, we changed reporting structure and management team responsibilities to better align certain of NCI’s products to respond effectively to current market opportunities. As a result of the change, we have transferred certain segment activities within the Metal components and Engineered building systems segments in fiscal 2008. Segment information for fiscal 2007 has been reclassified to conform to the fiscal 2008 segment designations.

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NCI Building Systems Reports Fourth-Quarter Results

December 10, 2008

NCI Building Systems, Inc.

Reconciliation of Segment Sales to Third Party Segment Sales (Internal Information)

(Unaudited)

(In thousands)

	3rd Qtr 2008 (As reclassified)	*	3rd Qtr 2007 (As reclassified)	*	Inc/(Dec)	% Change	YTD 3rd Qtr 2008 (As reclassified)	*	YTD 3rd Qtr 2007 (As reclassified)	*	Inc/(Dec)	% Change
Metal Coil Coating
Total Sales	90,732	15%	72,275	14%	18,457	26%	233,178	15%	195,338	14%	37,840	19%
Intersegment	(62,842)		(49,013)		(13,829)	28%	(158,618)		(134,820)		(23,798)	18%

Third Party Sales	27,890	6%	23,262	5%	4,628	20%	74,560	6%	60,518	5%	14,042	23%

Operating Income	11,360	41%	8,165	35%	3,195	39%	20,760	28%	18,569	31%	2,191	12%

Metal Components
Total	202,826	35%	178,312	34%	24,514	14%	513,377	34%	474,089	34%	39,288	8%
Intersegment	(34,367)		(26,849)		(7,518)	28%	(82,202)		(73,063)		(9,139)	13%

Third Party Sales	168,459	35%	151,463	35%	16,996	11%	431,175	34%	401,026	35%	30,149	8%

Operating Income	32,174	19%	14,153	9%	18,021	127%	56,867	13%	30,540	8%	26,327	86%

Engineered Building Systems
Total	292,715	50%	271,151	52%	21,564	8%	778,767	51%	730,181	52%	48,586	7%
Intersegment	(11,468)		(11,795)		327	-3%	(29,274)		(30,231)		957	-3%

Third Party Sales	281,247	59%	259,356	60%	21,891	8%	749,493	60%	699,950	60%	49,543	7%

Operating Income	28,514	10%	33,575	13%	(5,061)	-15%	74,244	10%	74,838	11%	(594)	-1%

Consolidated
Total	586,273	100%	521,738	100%	64,535	12%	1,525,322	100%	1,399,608	100%	125,714	9%
Intersegment	(108,677)		(87,657)		(21,020)	24%	(270,094)		(238,114)		(31,980)	13%

Third Party Sales	477,596	100%	434,081	100%	43,515	10%	1,255,228	100%	1,161,494	100%	93,734	8%

Operating Income	55,715	12%	42,247	10%	13,468	32%	103,723	8%	83,955	7%	19,768	24%

*	During the fourth quarter of fiscal 2008, we changed reporting structure and management team responsibilities to better align certain of NCI’s products to respond effectively to current market opportunities. As a result of the change, we have transferred certain segment activities within the Metal components and Engineered building systems segments in fiscal 2008. Segment information for fiscal 2007 has been reclassified to conform to the fiscal 2008 segment designations.

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NCI Building Systems Reports Fourth-Quarter Results

December 10, 2008

NCI Building Systems, Inc.

Reconciliation of Segment Sales to Third Party Segment Sales (Internal Information)

(Unaudited)

(In thousands)

	2nd Qtr 2008 (As reclassified)	*	2nd Qtr 2007 (As reclassified)	*	Inc/(Dec)	% Change	YTD 2nd Qtr 2008 (As reclassified)	*	YTD 2nd Qtr 2007 (As reclassified)	*	Inc/(Dec)	% Change
Metal Coil Coating
Total Sales	80,171	16%	63,844	14%	16,327	26%	142,446	15%	123,063	14%	19,383	16%
Intersegment	(52,883)		(43,019)		(9,864)	23%	(95,776)		(85,807)		(9,969)	12%

Third Party Sales	27,288	7%	20,825	6%	6,463	31%	46,670	6%	37,256	5%	9,414	25%

Operating Income	6,705	25%	5,761	28%	944	16%	9,400	20%	10,404	28%	(1,004)	-10%

Metal Components
Total	165,384	33%	149,684	34%	15,700	10%	310,551	33%	295,777	34%	14,774	5%
Intersegment	(26,031)		(23,376)		(2,655)	11%	(47,835)		(46,214)		(1,621)	4%

Third Party Sales	139,353	33%	126,308	34%	13,045	10%	262,716	34%	249,563	34%	13,153	5%

Operating Income	15,171	11%	7,548	6%	7,623	101%	24,693	9%	16,387	7%	8,306	51%

Engineered Building Systems
Total	259,653	51%	229,861	52%	29,792	13%	486,052	52%	459,030	52%	27,022	6%
Intersegment	(10,151)		(9,082)		(1,069)	12%	(17,806)		(18,436)		630	-3%

Third Party Sales	249,502	60%	220,779	60%	28,723	13%	468,246	60%	440,594	61%	27,652	6%

Operating Income	25,292	10%	17,315	8%	7,977	46%	45,730	10%	41,263	9%	4,467	11%

Consolidated
Total	505,208	100%	443,389	100%	61,819	14%	939,049	100%	877,870	100%	61,179	7%
Intersegment	(89,065)		(75,477)		(13,588)	18%	(161,417)		(150,457)		(10,960)	7%

Third Party Sales	416,143	100%	367,912	100%	48,231	13%	777,632	100%	727,413	100%	50,219	7%

Operating Income	29,512	7%	17,475	5%	12,037	69%	48,008	6%	41,708	6%	6,300	15%

*	During the fourth quarter of fiscal 2008, we changed reporting structure and management team responsibilities to better align certain of NCI’s products to respond effectively to current market opportunities. As a result of the change, we have transferred certain segment activities within the Metal components and Engineered building systems segments in fiscal 2008. Segment information for fiscal 2007 has been reclassified to conform to the fiscal 2008 segment designations.

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NCI Building Systems Reports Fourth-Quarter Results

December 10, 2008

NCI Building Systems, Inc.

Reconciliation of Segment Sales to Third Party Segment Sales (Internal Information)

(Unaudited)

(In thousands)

	1st Qtr 2008 (As reclassified)	*	1st Qtr 2007 (As reclassified)	*	Inc/(Dec)	% Change
Metal Coil Coating
Total Sales	62,275	14%	59,219	14%	3,056	5%
Intersegment	(42,893)		(42,788)		(105)	0%

Third Party Sales	19,382	5%	16,431	5%	2,951	18%

Operating Income	2,695	14%	4,643	28%	(1,948)	-42%
Metal Components
Total	145,167	34%	146,093	33%	(926)	-1%
Intersegment	(21,804)		(22,838)		1,034	-5%

Third Party Sales	123,363	34%	123,255	34%	108	0%

Operating Income	9,522	8%	8,839	7%	683	8%
Engineered Building Systems
Total	226,399	52%	229,169	53%	(2,770)	-1%
Intersegment	(7,655)		(9,354)		1,699	-18%

Third Party Sales	218,744	61%	219,815	61%	(1,071)	0%

Operating Income	20,438	9%	23,948	11%	(3,510)	-15%
Consolidated
Total	433,841	100%	434,481	100%	(640)	0%
Intersegment	(72,352)		(74,980)		2,628	-4%

Third Party Sales	361,489	100%	359,501	100%	1,988	1%

Operating Income	18,496	5%	24,233	7%	(5,737)	-24%

*	During the fourth quarter of fiscal 2008, we changed reporting structure and management team responsibilities to better align certain of NCI’s products to respond effectively to current market opportunities. As a result of the change, we have transferred certain segment activities within the Metal components and Engineered building systems segments in fiscal 2008. Segment information for fiscal 2007 has been reclassified to conform to the fiscal 2008 segment designations.

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